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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT ("Agreement") is entered into as of February 8, 2005, (and effective as of the First Closing Date (as hereinafter defined)) between Sunair Electronics, Inc. a Florida corporation (the "Company"), and James E. Laurent, an individual resident of the State of Florida (the "Employee").

      WHEREAS, the Employee currently is the President and Chief Executive Officer of the Company;

      WHEREAS, the Company is a party to the Purchase Agreement, dated as of November 17, 2004, with Coconut Palm Capital Investors, II, Ltd. (as the same shall be amended, restated, modified and supplemented from time to time, the "Purchase Agreement"); and

      WHEREAS, the parties desire that this Agreement only be effective from and after the First Closing Date (as that term is defined in the Purchase Agreement).

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

      1.    Employment.

            (a) Retention. From and after the First Closing Date, the Company agrees to employ the Employee and the Employee agrees to accept such employment, subject to the terms and conditions of this Agreement.

            (b) Employment Period. The period during which the Employee shall serve as an employee of the Company shall commence on the First Closing Date and, unless earlier terminated pursuant to this Agreement, shall expire on the second (2nd) anniversary of the First Closing Date (the "Employment Period").

            (c) Duties and Responsibilities. During the period of February 8, 2005, until February 14, 2005, the Employee shall have the title of President and Chief Executive Officer of the Company reporting to the Board of Directors, beginning February 15, 2005, and during the remainder of the Employment Period, the Employee shall have the title of President of the communications division of the Company (the "Communications Division") reporting to the President and Chief Executive Officer of the Company and the Employee shall have such authority and responsibility and perform such duties as may be assigned to him from time to time at the direction of the President and Chief Executive Officer of the Company, and in the absence of such assignment, such duties customarily carried out by Employee immediately prior to this Agreement as are necessary to the business and operations of the Company. During the Employment Period, the Employee's employment shall be full time and the Employee shall perform his duties honestly, diligently, competently, in good faith and in the best interests of the Company and shall use his best efforts to promote the interests of the Company.

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            (d)   Compensation. In consideration for the Employee's services hereunder and the restrictive covenants contained herein, during the Employment Period, the Employee shall be paid on the basis of an annual salary of One Hundred Fifty-Two Thousand Five Hundred and 00/100 Dollars ($152,000.00) (the "Salary"), payable in accordance with the Company's customary payroll practices.

            (e) Benefits. During the Employment Period, the Employee shall be entitled to participate in any insurance programs, sales compensation plans or other Company bonus plans, vacation policies, pension plans and other fringe benefit plans and programs as are from time to time established and maintained for the benefit of the Company's employees with responsibilities comparable to those of the Employee, subject to the provisions of such plans and programs. Subject to shareholder approval of the Company's 2004 Stock Incentive Plan (the "Plan"), and pursuant to the terms and conditions of the Plan, as of the first day of the Employment Period the Employee shall be granted options to purchase 40,000 shares of the Company's common stock at an exercise price equal to the Fair Market Value (as defined in the Plan) of the shares on the date of grant. Such options shall vest at a rate of 1,666 per full month of employment, except that at the end of month twenty-four of the Employment Period, all remaining options shall vest.

            (f) Expenses. In addition to the salary and benefits described above, during the Employment Period, the Employee shall be reimbursed for all out-of-pocket expenses reasonably incurred by him on behalf of or in connection with the business of the Company, pursuant to the normal standards and guidelines followed from time to time by the Company.

      2.    Termination.

            (a) Death, Disability and Cause. At any time during the Employment Period, the Company shall have the right to terminate the Employment Period and to discharge the Employee for Cause (as defined below) effective upon delivery of written notice to the Employee. If the Employee dies during the Employment Period, this Agreement and the Employment Period shall automatically terminate. Upon any such termination by the Company for Cause or automatic termination upon death, the Employee or his legal representatives shall be entitled to (A) that portion of the Salary prorated through the date of termination, (B) reimbursement of expenses properly incurred by the Employee prior to the date of termination and not previously reimbursed, (C) to the extent applicable, any death or disability benefits specified in any of the Company's employee benefit plans in which the Employee participates as in effect at such time, and (D) any benefits which are required by law, and, except as provided above, the Company shall have no further obligations hereunder from and after the date of such termination. Termination for Cause shall mean termination because of (i) the Employee's material breach of this Agreement, (ii) the Employee's failure or refusal to perform the duties and responsibilities required to be performed by the Employee under the terms of this Agreement, which failure or refusal continues for a period of fifteen (15) days after written notice thereof is given to the Employee by the Company, (iii) the Employee's gross negligence or willful misconduct in the performance of his duties hereunder, (iv) the Employee's commission of an act of dishonesty affecting the Company, or the commission of an act constituting common law fraud or a felony, (v) the Employee's commission of an act (other than the good faith exercise of his business judgment in the exercise of his responsibilities) resulting in damages to the Company, or (vi) the Employee's inability to perform his duties and responsibilities as provided herein due to his physical or mental disability or sickness extending for greater than one hundred

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fifty (150) days. If the Employee shall resign or otherwise terminate his employment with the Company, the Employee shall be deemed for purposes of this Agreement to have been terminated for Cause.

            (b) Without Cause. At any time during the Employment Period, the Company shall have the right to terminate the Employment Period and to discharge the Employee without Cause effective upon delivery of written notice to the Employee.

      Upon any such termination by the Company without Cause, the Employee shall be entitled to (A) continue to receive his Salary payable in accordance with
Section 1(d) for six (6) months following the date of such notice, (B) reimbursement of expenses properly incurred by the Employee prior to the date of termination and not previously reimbursed, (C) any benefits which are required by law, (D) reimbursement of expenses incurred by Employee to continue the health insurance benefit provided by the Company for the six (6) month period following the date of such notice, (E) the immediate vesting of any unvested options issued to Employee pursuant to Section 1(e) hereof, and otherwise the Company shall have no further obligations hereunder from and after the date of such termination; provided, however that the Employee shall only be entitled to such payments as long as (i) he is in compliance with the provisions of Sections 3 and 4 below; and (ii) the Employee executes a release reasonably acceptable to the Company, releasing the Company from any and all claims arising out of the Employee's employment with the Company other than a claim for benefits required pursuant to the terms of this Section of this Agreement.

      3. Restrictive Covenants. In consideration of the foregoing, the Employee agrees that the Employee shall not directly or indirectly:

            (a) for the Employment Period and for a period of one (1) year following the date of termination of Employee's employment by the Company, except in the case of a termination without cause in which such case for a period of six (6) months (the "Noncompete Period"), directly or indirectly, alone or as a partner, joint venturer, officer, director, manager, employee, consultant, agent, independent contractor, or security holder, of any company or business, engage in, be involved with, or finance, or provide financial assistance with respect to, any business engaged in the design, development, marketing, manufacture, production, distribution or sale of any products or the provisions of any services which are the same as or competitive with the HF Radio products or services which the Communications Division was designing, developing, marketing, manufacturing, producing, distributing, selling or providing at the time of, or for the six month period prior to, termination of Employee's employment with the Company (the "Business") in the United States and any other country or territory in which the Communications Division was doing business at the time of, or for the six month period prior to, termination of Employee's employment with the Company (the "Territory"); provided, however, that the beneficial ownership of less than five percent (5%) of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

            (b) during the Noncompete Period, directly or indirectly, (i) induce any customer of the Communications Division to patronize any business which is directly or indirectly in competition with the Business conducted by the Communications Division; (ii) canvass, solicit or accept from any Person which is a customer of the Business conducted by the

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Communications Division any such competitive business; or (iii) request or advise any customer or other business relationship of the Business conducted by the Communications Division to withdraw, curtail, decrease or cancel any such person's business with the Communications Division or its successors; and

            (c) during the Noncompete Period, directly or indirectly, employ any person who was employed by the Communications Division or in any manner seek to induce any employee of the Communications Division to leave his or her employment.

      4.    Confidentiality; Non-Disparagement.

            (a) The Employee agrees that at all times during and after the Employment Period, the Employee shall (i) hold in confidence and refrain from disclosing to any other party all information, whether written or oral, of a private, secret, proprietary or confidential nature, of or concerning the Communications Division and their business and operations, and all files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information ("Confidential Information"), including without limitation, any sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans (including existing, and entry into new, geographic and/or product markets), and any customer lists, (ii) use the Confidential Information solely in connection with his employment with the Communications Division and for no other purpose, (iii) take all precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Board of Directors of the Company, and (iv) observe all security policies implemented by the Company from time to time with respect to the Confidential Information. Confidential Information shall not include any information which becomes generally available to the public or lawfully obtainable from other sources (except by reason of any unauthorized disclosure by the Employee). In the event that the Employee is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, the Employee shall provide the Board of Directors of the Company with prompt notice of such request or order so that the Company may seek to prevent disclosure. In the case of any disclosure, the Employee shall disclose only that portion of the Confidential Information that he is ordered to disclose.

            (b)   The Employee agrees that at all times during and for the one
(1) year period after the Employment Period, the Employee will not engage in any conduct that is injurious to the Company's reputation and interests, including, but not limited to, making disparaging comments (or inducing or encouraging others to make disparaging comments) about the Company or any of the Company's directors, officers, employees, managers, members or agents or the Company's operations, financial condition, prospects, products or services.

      5. Acknowledgments of the Parties. The parties agree and acknowledge that the restrictions contained in Sections 3 and 4 hereof are reasonable in scope and duration and are necessary to protect the Company. If any provision of
Section 3 or 4 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision,

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and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. It is expressly acknowledged and agreed that the restrictions contained in Sections 3 and 4 shall survive and continue to be in effect, in accordance with the terms hereof, following the expiration or termination for any reason of the Employee's relationship with the Company. The provisions of Sections 3 and 4 shall be construed as an agreement on the part of Employee independent of any other part of this Agreement or any other agreement, and the existence of any claim or cause of action of Employee against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the provisions of Sections 3 or 4.

      6. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery to, the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties): (a) if to the Company, to Sunair Electronics, Inc., 3005 S.W. 3rd Avenue, Fort Lauderdale, Florida 33315 Attention: President, Fax: (954) 765-1322; and (b) if to the Employee, at the address and facsimile number listed on the signature page hereto.

      7. Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by a written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

      8. Remedies Upon Breach. Employee acknowledges that his services hereunder are of a special and unique character and places him in a position of trust and confidence with confidential and proprietary documents and information and employees, customers and suppliers of the Company, and that such information and documents are of a special and unique character that give them a peculiar value, and, as a result, any breach of Employee's obligations under this Agreement will cause the Company irreparable injury that cannot be adequately compensated by the payment of damages in an action at law. Accordingly, the parties agree that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to redress any breach, or to prevent any threatened breach and the Company shall be required to prove special damages and provided the Company is successful on the merits, Employee shall pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Company in enforcing its rights hereunder. Nothing contained in this Agreement shall, however, be construed as a waiver by the Company of any right, including, without limitation, the Company's right to damages.

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      9.    Assignment. This Agreement, and the Employee's rights and
obligations hereunder, may not be assigned or delegated by Employee. The Company may assign its rights, and delegate its obligations, hereunder without the consent of the Employee. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns.

      10. Severability; Survival. Subject to Section 5 hereof, in the event that any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, then such unenforceable provision shall be deemed modified so as to be enforceable (or if not subject to modification then eliminated herefrom) for the purpose of those proceedings to the extent necessary to permit the remaining provisions to be enforced. The provisions of Sections 3, 4 and 8 will survive the termination for any reason of the Employee's relationship with the Company.

      11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

      12. Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

      13. Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. Notwithstanding the foregoing, Employee acknowledges the execution and continued applicability of certain agreements entered into with the Company including that certain Release and Waiver Agreement dated March 22, 1988, and that certain Nondisclosure Agreement dated March 22, 1988.

      14. Headings. The headings herein are for convenience of reference and are not part of this Agreement and shall not affect the interpretation of any of its terms.

      15. Construction. This Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party. The parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their respective attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

      16. Effective Date. This Agreement shall only be effective from and after the First Closing Date. Prior to the First Closing Date, this Agreement shall be of no force and effect. This Agreement shall also be of no force and effect if the Employee's employment with the Company terminates for any reason prior to the First Closing Date.

                         [SIGNATURES ON FOLLOWING PAGE]

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           SUNAIR ELECTRONICS, INC., a
                                           Florida corporation

                                           By:    /s/ Synnott B. Durham
                                                  ------------------------------
                                           Name:  Synnott B. Durham
                                           Title: Secretary/Treasurer

                                           EMPLOYEE:

                                                  /s/ James E. Laurent
                                                  ------------------------------
                                           Name: James E. Laurent

                                           Address for Notices:

                                                  5600 SW 4th St.
                                                  Plantation, FL 33317
                                           Facsimile: 954 760-4990

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